Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

Registration Statement (Form S-8 No. 333-188853)

Registration Statement (Form S-8 No. 333-188856)

Registration Statement (Form S-8 No. 333-188857)

Registration Statement (Form S-8 No. 333-188858)

Registration Statement (Form S-8 No. 333-208192)

Registration Statement (Form S-8 No. 333-213734)

Registration Statement (Form S-8 No. 333-225180)

Registration Statement (Form S-8 No. 333-231638)

of our report dated March 12, 2021, with respect to the financial statements of County Bancorp, Inc. as of December 31, 2020 and 2019, and for each of the years in the two-year period ended December 31, 2020.

/s/ Plante & Moran, PLLC

Chicago, Illinois

December 6, 2021